Microfilm Number 9130 468      Filed with the Department of State on May 20 1991
Entity Number 2025468                                /s/ Christopher A
                                               Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION

Indicate type of Domestic corporation (check one):

_X_ Business-stock (15Pa. C.S. 1306)         ___ Professional (15Pa. C.S. 2903)

___ Business-nonstock (15Pa. C.S. 2102)      ___ Management (15Pa. C.S. 2701)

___ Business-statutory close (15Pa. C.S.     ___ Cooperative (15Pa. C.S. 7701)
        23304a is applicable)

1. The name of the corporation is:             Borco Equipment, Inc.

         This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth of (b) commercial registered office Provider and the county of venue is:

(a)    1130 Confer Avenue,  Johnstown,  Pennsylvania     15905         Cambria

--------------------------------------------------------------------------------
Number and Street            City          State          Zip           County
(b)
--------------------------------------------------------------------------------
   Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 10,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

4. The name and address: including street and number, if any, or each incorporator is:

Name              Address                  Signature                 Date
                  1130 Confer Avenue
John E. Bortoli   Johnstown, PA  15905     /s/ John E. Bortoli      5/14/91
-----------------------------------------------------------------------------
Anna Marie Bortoli   Same                  /s/ Anna Bortoli         5/14/91
-----------------------------------------------------------------------------

5. The specified effective date, if any, is January 1, 1991
                                            ------------------------------------
                                            month   day   year  hour, if any

Any additional provisions of articles, if any, attach an 8 1/2 x 11 sheet.

Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C. 77A et. seq.).

Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

DOCKETING STATEMENT                                     BUREAU USE ONLY:
DEPARTMENTS OF STATE AND REVENUE      Dept. of State Entity Number _____________
                                      Revenue Box Number  ______________________
FILING FEE: NONE     9130 460         Filing Period ____ Date 3 4 5
                                      SIC________________ Report Code __________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
308 NORTH OFFICE BUILDING
HARRISBURG, PA 17120-0029

Check proper box:

_X_ Business-stock             ___ Business-nonstock        ___ Business Management      ___ Professional
___  Business-statutory close  ___ Business-cooperative     ___ Nonprofit-stock          ___ Nonprofit-nonstock
___  Foreign                   ___ Foreign-nonprofit-stock  ___ Motor vehicle for Hire
___  Foreign-Limited Certificate of Authority to D/B/A

1. Name of corporation              Borco Equipment, Inc.


2. Location or (a) initial registered office in PA or (b) the name and county of the commercial registered office provider:

   (a)  1130 Confer Avenue,  Johnstown, Pennsylvania    15905       Cambria

   -----------------------------------------------------------------------------
   Number and Street           City         State       Zip          County
   (b)
   -----------------------------------------------------------------------------
   Name of Commercial Registered Office Provider
   (c)
   -----------------------------------------------------------------------------
   State or County of Incorporation

3. Specified effective date, if applicable:  January 1, 1991

4. Describe principal PA activity to be engaged in, within one year of this application date: Purchase and sale of equipment as dealer.



5. Names, residences and social security numbers of the chief executive officer, secretary and treasurer:

Name               Address                   Title            Social Security #
                   1130 Confer Avenue
John E. Bortoli    Johnstown, PA  15905      President          ###-##-####
-----------------------------------------------------------------------------
Anna Marie Bortoli      Same                 Sec/Treasurer      ###-##-####
-----------------------------------------------------------------------------


If professional corporation, include officer's professional license numbers with the respective Pennsylvania Professional Board.

6. Location of principal place of business:
   1130 Confer Avenue                Johnstown     Pennsylvania        15905
   -----------------------------------------------------------------------------
   Number and Street/RD number and Box  City           State             Zip

7. Mailing address if different than #6 (Location where correspondence, tax report form, etc. are to be sent: N/A

   -----------------------------------------------------------------------------
   Number and Street/RD number and Box  City           State             Zip

8. Federal  Identification Number:  Applied for

9. Act of General Assembly or authority under which you are organized or incorporated (Full Citation of statute or status attach separate sheet if more space is required): Business Corporation Law of the Commonwealth of Pennsylvania

10. Date and state of incorporation of organization  (foreign corporation only):
N/A

11. Date business  started in PA (foreign corporation only):      N/A

12. Is the corporation authorized to issue capital stock?  XX  YES   ___ NO

13. Corporation's fiscal year ends:  December 31 of each year

This  statement  shall be deemed to have been  executed  by the  individual  who
executed  the  accompanying   submittal.   See  15PA  4904(relating  to  unsworn
falsification to authorities).

                      Instructions for completion of form:

1. A separate completed set of copies of this form shall be submitted for each entity or registration resulting from the transaction.

2. The Bureau of Corporation Taxes in the PA Department of Revenue should be notified of any address changes. Notification should be sent to the Processing Division, Bureau of Corporation Taxes, PA Department of Revenue, Dept. 280705, Harrisburg, PA 171128-0705

3. All PA corporate tax reports, except those for motor vehicle for hire, must be filed with the Commonwealth on the same fiscal basis as filed with the U.S. government. Motor vehicle for hire, i.e., gross receipts tax report, must be filed on a calendar year basis only.

                                     BY-LAWS

                               ARTICLE I - OFFICES

         The registered office shall be at 1130 Confer Avenue Johnstown, Pennsylvania.

         The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - SEAL

         The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania."

                      ARTICLE III - SHAREHOLDERS' MEETING

1.   PLACE OF MEETING.

     All meetings of the shareholders shall be held at the office of the corporation at 1130 Confer Avenue, Johnstown, Pennsylvania, or such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time to selected.

2.   ANNUAL MEETING

     The annual meeting of the shareholders, shall be held on the 30th day of December in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock A.M. when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

3.   QUORUM.

     A shareholder's meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment


                                    By-Laws A
or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the, case of any meeting called for the election of directors, those who attend the second or such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

4.   VOTING.

     At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. Elections for directors shall be by cumulative voting. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall voted at any meeting upon which any installment is due and unpaid. The original share transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence of the right of the person therein to vote thereon.

5:   NOTICE OF MEETING.

     Written notice of the annual meeting shall be mailed to each shareholder, entitled to a vote thereat, at such address as appears on the books of the corporation, at least to days priors to the meeting.

6.   JUDGES OF ELECTION

     In advance of any meeting of shareholders, the board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or proxy shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request

                                    By-Laws B
of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

7.   SPECIAL MEETINGS.

     Special meetings of the shareholders may be called at any time by the president, or the Board of Directors, or the holders of not less than one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than ten nor more that sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

     Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

8.   VOTING LIST.

     The officer or agent having charge of the share transfer book shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote, at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced any kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book, or to vote, in person or by proxy, at any meeting shareholders.




                                    By-Laws C

                             ARTICLE IV - DIRECTORS

1.   BOARD OF DIRECTORS.

     The business of the corporation shall be managed by its Board of Directors, Two (2) in number, who shall be natural persons of full age and need not be resident(s) of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of the corporation, and each director shall be elected for the term of at least one year, and until his successor shall be elected and shall qualify.

2.   POWERS.

     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.   MEETINGS OF THE BOARD.

     The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     Regular meetings of the board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the board.

4.   SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the President on five days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two directors.

5.   QUORUM.

     A majority of the directors in office shall be necessary to


                                    By-Laws D
constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which quorum is present shall be the acts of the Board of Directors.

6.   VACANCIES.

     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the board though less then a quorum, and each person so elected shall be a director until his successor is elected by, the shareholders, who may make such election at the next annual meeting of the shareholders or any special meeting duly called for the purpose and held prior thereto.

7.   COMPENSATION OF DIRECTORS.

     Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board provided, that nothing herein contained shall be construed to preclude any director from serving that corporation in any other capacity and receiving compensation therefor.

                              ARTICLE V - OFFICERS

1.   OFFICERS, ELECTIONS, TERM, ETC.

     The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice-President and such other officers and agents as it shall deem necessary, who shall hold, their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

     The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby.

2.   PRESIDENT.

     The President shall be the chief executive officer of the





                                    By-Laws E
corporation; the president shall preside at all meetings of the shareholders and directors; the President shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, subject; however, to the right of the directors to delegate any specific power, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. The President, shall execute bonds; mortgages and other contracts requiring a seal, under the seal of the corporation. The President shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

3.   SECRETARY.

     The Secretary shall attend all sessions of the board and all meetings of the shareholders and act as clerk thereof, record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President and under whose supervision the secretary shall be. The Secretary shall keep in safe custody the corporate seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it.

4.   TREASURER.

     The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. The Treasurer shall disburse the funds of the corporation as may be ordered by the board taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.

5.    VACANCIES.

     If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term.

                                    By-Laws F

                         ARTICLE VI - ACTION BY CONSENT

     Any action which may be taken at a meeting of the shareholders, or at a meeting of the directors or members of the executive committee, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the executive committee, as the case may be, and shall be filed with the Secretary of the corporation.

                         ARTICLE VII - CORPORATE RECORDS

1.   RECORDS REQUIRED.

     There shall be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereof to date, certified by the secretary of the corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

2.  INSPECTION.

     Every shareholder shall have a right to examine, in person or by his agent or attorney at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings or the shareholders and directors, and make extracts therefrom.

                              ARTICLE VIII - SHARES

1.   CERTIFICATES.

     The share certificate of the corporation shall be numbered and registered in the share transfer books of the corporation, as they are issued. They shall be signed by the President and Secretary/Treasurer and shall bear the corporate seal.

2.   TRANSFERS OF SHARES.

     Transfers of shares shall be made on the books of the

                                   By-Laws G
corporation upon surrender of the certificates therefor endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial code, and its amendments and supplements.

3.   CLOSING SHARE TRANSFER BOOKS OR FIXING RECORD DATE.

     The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment or rights; or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case my be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and shall such case written or printed notice thereof shall be mailed at least ten days, before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by such shareholder to the corporation for the purpose of notice. While the share transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of and vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

4.   LOST CERTIFICATES.

     Any person claiming the loss, destruction or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                          ARTICLE IX- CORPORATE FINANCE

1.   DIVIDENDS.

     Subject to the provisions of the statutes and the Articles of





                                    By-Laws H

Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as it deems advisable.

2.   RESERVES.

     Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

3.   ANNUAL STATEMENT.

     The President and Board of Directors shall present at each annual meeting a full and complete statement of the business affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the board or Directors shall deem advisable and need not be verified by a certified public accountant

4.   FISCAL YEAR.

     The fiscal year of the corporation shall begin on the first day of January in each year.

                      ARTICLE X - MISCELLANEOUS PROVISIONS

 1.  NOTICES.

     Whenever written notice is required to be givers to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address appearing on the books of the corporation, or supplied by such person to the corporation for the purpose of notice. If the notice is sent by mail or telegraph it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.


     Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting.

                                    By-Laws I
except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.



2.   CHECKS.

     All checks, demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors shall from time to time designate.

                             ARTICLE XI - AMENDMENTS

     These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of meeting.


                                   By-Laws J